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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported): September 12, 1997




                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                  --------------------------------------------
                            (Exact name of registrant
                          as specified in its charter)




    Georgia                          000-22571                   58-1915632
--------------------------------------------------------------------------------
(State or other                     (Commission               (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)




5025 Derrick Jones Road, Suite 120, Atlanta, Georgia               30349
--------------------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)




       Registrant's telephone number, including area code: (770) 907-3360




         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS.

         On September 12, 1997, Professional Transportation Group Ltd., Inc., a Georgia corporation (the "Company"), entered into a Loan Agreement with Carpet Transport, Inc., Blue Mack Transport, Inc., Chase Brokerage, Inc. and CTI Properties, Inc. (collectively, "CTI"), each of which is a wholly-owned subsidiary of Continental American Transportation, Inc. ("CAT"), whereby the Company has agreed to loan to CTI, on a secured basis, up to $1.5 million. The loan is evidenced by a demand promissory note, bearing interest at 16% per annum and will be secured by four parcels of real estate owned by CTI Properties, Inc. and by certain of the tractors and trailers of CTI. Continental American Transportation, Inc. and Charles Prater, who is a former owner of certain of the subsidiaries and is currently a principal shareholder in Continental American Transportation, Inc, will also guarantee the loan. Proceeds from the Company's recent initial public offering will be used to fund the loan.

         In consideration for the loan, CTI has granted the Company (or its wholly owned subsidiary) an exclusive option, for a period of 120 days, to purchase any or all of the assets of CTI. The purchase price for such assets will consist of unregistered shares of the Company's common stock valued at the date of closing, if any, plus a contract right to receive a specified percentage of after-tax net income from the operations of such wholly-owned subsidiary of the Company for a period of 54 months. During the 120 period, the Company may determine which assets, if any, it desires to purchase. In the event PTG elects to exercise its option to purchase a substantial amount of the assets of CTI, Continental American Transportation, Inc.'s shareholders will be required to approve the transaction.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL SCHEDULES AND EXHIBITS.

(c) Exhibits.

   1.1 Loan Agreement, dated as of September 12, 1997 between the Company and Carpet Transport, Inc., Blue Mack Transport, Inc., Chase Brokerage, Inc. and CTI Properties, Inc.

   99.1  Press release dated September 16, 1997.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PROFESSIONAL TRANSPORTATION GROUP LTD., INC.

                                             By:/s/ Dennis A. Bakal
                                                --------------------------------
                                                Dennis. A. Bakal
                                                Chief Executive Officer

Dated: September 16, 1997






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                                  EXHIBIT INDEX

Exhibit    Exhibit
Number     Name                                                                     Page
-------    -------                                                                  ----
1.1        Loan Agreement, dated as of September 12, 1997 between the Company and
           Carpet Transport, Inc., Blue Mack Transport, Inc., Chase Brokerage,
           Inc. and CTI Properties, Inc.

99.1       Press release dated September 16, 1997.








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